                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                     Securities and Exchange Act of 1934


     Date of Report (Date of earliest event reported) September 11, 1996


                      ZANART ENTERTAINMENT INCORPORATED
                      ---------------------------------
           (Exact name of registrant as specified in its charter)


                                   Florida
                        ----------------------------
               (State or other jurisdiction of incorporation)


               0-25804                      59-2716063
        -----------------------   -------------------------------
        (Commission File Number  (IRS Employer Identification No.)


                      Zanart Entertainment Incorporated
                  3333 West Commercial Boulevard, Suite 105
                       Fort Lauderdale, Florida       33309
        ------------------------------------------------------
        (Address of principal executive office)     (Zip Code)








    Registrant's telephone number, including area code     (954) 733-0707
                                                           --------------

Item 2.         Acquisition or Disposition of Assets.

        On August 9, 1996, Zanart Entertainment Incorporated ("Zanart") signed a definitive Agreement and Plan of Merger (the "Merger Agreement") with Zanart Subsidiary, Inc. ("ZSI"), a wholly-owned subsidiary of Zanart, and Continucare Corporation ("Continucare"), a Florida corporation. The Merger Agreement provides for the merger (the "Merger") of ZSI with and into Continucare. Upon the consummation of the Merger which occurred on September 11, 1996 and pursuant to the terms of the Merger Agreement, (i) each issued and outstanding share of common stock of Continucare converted into one share of Common Stock, the separate existence of ZSI terminated and Continucare became a wholly-owned subsidiary of Zanart, (ii) Zanart agreed to sell or otherwise dispose of its assets (other than cash) and discharge all liabilities relating to Zanart's existing licensing business and (iii) Zanart's Board of Directors and management became comprised of designees of Continucare.


Item 7.         Financial Statements, Pro Forma Financial Information and
                Exhibits.

        (a) & (b)  It is currently impractical to provide financial statements, pro forma or otherwise, required pursuant to Regulation S-B. This Report will be amended within 60 days from the date this Report is filed to include such financial statement information.

        (c)     Exhibits

           10.1 Agreement and Plan of Merger dated August 9, 1996, by and among Continucare Corporation, Zanart Entertainment Incorporated and Zanart Subsidiary, Inc.

                                 SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ZANART ENTERTAINMENT INCORPORATED



Date:  September 25, 1996            By:/s/ Charles M. Fernandez
                                        ------------------------------------
                                            Charles M. Fernandez



                                      5